Tupperware Brands Reports First Quarter Earnings

               Ahead of Expectations and Raises Full-Year Outlook

      ORLANDO, Fla., April 25 /PRNewswire-FirstCall/ -- Tupperware Brands (NYSE:
TUP) today reported first quarter 2007 results as follows:

      First Quarter Summary

      o     Sales up 8% as reported and 5% in local currency to $456.9 million

            o     Tupperware segments were up 5% in local currency

            o     Beauty segments were up 6% in local currency

      o     EPS of 32 cents

      o EPS after adjustments of 36 cents, vs. guidance of 27-32 cents (see detail in the Non-GAAP Financial Measures Reconciliation Schedule)

      "We are pleased we achieved mid-single digit local currency sales growth in both beauty segments along with a 35% increase in our key Tupperware emerging markets," said Rick Goings, Chairman and CEO. "Together with the key emerging markets, significant increases in our established Tupperware markets in the United States, Japan, Australia and South Africa from enhanced sales force leadership programs, products and selling situations outweighed continued weak performance in Germany," Goings continued.

      Tupperware Brands will conduct a conference call tomorrow, Thursday, April 26, at 10:00 a.m. Eastern time. The conference call will be webcast and archived, along with a copy of this news release, at www.tupperwarebrands.com.

      First Quarter Highlights

      In conjunction with the appointment of Simon Hemus as President and COO as of January 1, 2007, which resulted in a realignment of the reporting segments, the Company now has a Beauty North America segment composed of Fuller Mexico and BeautiControl North America. All other units previously reported in the International Beauty segment are now reported as a segment called Beauty Other. Previously reported information has been reclassified to reflect this change.

                            Tupperware Brand Segments

      Both the Asia Pacific and Tupperware North America segments had sales increases over last year as reported and in local currency. There were particularly strong increases in Japan, Malaysia and the United States. In addition, the emerging markets of China, India, and Indonesia were up 21% in local currency.

      Sales in Europe were buoyed by continued growth in South Africa and the key emerging markets in this segment, which were up 44% in local currency. This sales growth was offset by Germany where the average active sales force continued to be below last year. Sales in Europe, excluding Germany, were up 10% in local currency.

      Profit increases in Asia Pacific and North America offset a European decline, primarily from Germany, for a total increase in local currency profit of 5% by the Tupperware segments.

                                 Beauty Segments

      Sales were up in both beauty segments primarily due to Fuller Mexico and Central and South America. Profit in the beauty segments was down as a result of higher manufacturing, commission and sales force training costs in BeautiControl North America and the timing of expenses in Fuller Mexico.

      Outlook

      "Continued progress this quarter evidenced by achieving the high end of our sales expectations, indicates that we have entered a new era whereby our having a global portfolio of direct selling companies gives us more growth opportunities as well as makes our business more predictable," said Rick Goings, Chairman and CEO.

      2007 Full Year

      o Sales up 3-5% in local currency to $1.85 - $1.87 billion, including about $46.0 million in positive foreign exchange

      o EPS of $1.69 to $1.74 vs. 1.54 last year and previous guidance range of $1.56 - $1.61, including:

            o     $6.2 million after tax land and insurance gains

            o     $6.0 million after tax re-engineering expenses

            o     $9.2 million after tax intangible asset amortization

      o EPS of $1.84 to $1.89 vs. $1.79 last year and previous guidance range of $1.74 - $1.79, excluding re-engineering costs, intangible asset amortization and land and insurance gains:

            o 13-15 cents positive foreign exchange (9 cents higher than January)

            o About 9 cents lower interest expense at $44 million vs. previous expectation of $52 million

            o 5 cents dilution from more shares vs. no dilution assumed in previous guidance

            o     Unallocated costs of $35-37 million

            o Significantly higher effective tax rate versus 2006, in the low- 20% range

      Segment Outlook

      Tupperware Asia Pacific and North America local currency sales are expected to increase in the high-single digit percentage range with a small increase in return on sales in Asia Pacific, versus 16% in 2006, and a mid-single digit return on sales in North America.

      In Europe, the 2007 full-year sales outlook is for local currency sales and profit to be about even with 2006.

    Sales by the beauty segments are expected to increase by about 7% with a small decrease in return on sales versus 2006 in Beauty North America and about breakeven in Beauty Other.

      2007 Second Quarter

      -- Sales up 3-5% in local currency to $467 - $476 million, including about $15.0 million in positive foreign exchange

      --    EPS of 42 to 47 cents vs. 41 cents last year including:

            --    $1.2 million after tax land gains

            --    $1.0 million after tax re-engineering

            --    $2.3 million after tax intangible asset amortization

      -- EPS of 45 to 50 cents vs. 49 cents last year, excluding re-engineering costs, intangible asset amortization and land gains:

            --    4-6 cents from positive foreign exchange vs. 2006

            -- 1 cent dilution from increased average diluted shares outstanding

      Tupperware Brands Corporation is a global direct seller of premium, innovative products across multiple brands and categories through an independent sales force of 1.9 million. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products for consumers through the Avroy Shlain, BeautiControl, Fuller, NaturCare, Nutrimetics, Nuvo and Swissgarde brands.

      The Company's stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook" or "target" are forward-looking statements. These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the success of new product introductions and promotional programs, the ability to obtain all government approvals on land sales, the success of buyers in attracting tenants for commercial developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's most recent periodic report as filed in accordance with the Securities Exchange Act of 1934. The Company does not intend to regularly update forward-looking information.

      Non-GAAP Financial Measures

      The Company has utilized non-GAAP financial measures in this release, which are provided to assist in investors' understanding of the Company's results of operations. The adjustment items materially impact the comparability of the Company's results of operations. The adjusted information is intended to be more indicative of Tupperware Brands' primary operations, and to assist investors in evaluating performance and analyzing trends across periods.

      The non-GAAP financial measures exclude land sale and insurance gains and re-engineering costs. While the Company is engaged in a multi-year program to sell land adjacent to its Orlando Florida headquarters, and also disposes of other excess land and facilities periodically, these activities are not part of the Company's primary business operation. Additionally, the gains recognized in any given period are not indicative of gains which may be recognized in any particular future period. For this reason, these gains are excluded as indicated. Further, the Company excludes charges related to casualty losses caused by significant weather events, fires or similar circumstances. It also excludes any related gains resulting from the settlement of associated insurance claims. While these types of events can and do recur periodically, they are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across quarters. Also, the Company periodically records exit costs as defined under Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and other amounts related to rationalizing manufacturing and other re-engineering activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a more useful measure for analysis and predictive purposes. The Company has also elected to present financial measures excluding the impact of amortizing the purchase accounting write-up of the carrying value of depreciable assets and certain definite-lived intangible assets, primarily the value of independent sales forces, recorded in connection with the Company's December 2005 acquisition of the direct selling businesses of Sara Lee Corporation. The amortization expense related to these assets will continue for several years; however, based on the Company's current estimates, this amortization will decline significantly as the years progress. As such, the Company believes that these non-cash charges will not be representative in any single year of amounts recorded in prior years or expected to be recorded in future years. Therefore, they are excluded from indicated financial information to also provide a more useful measure for analysis and predictive purposes.

                          TUPPERWARE BRANDS CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                        13 Weeks Ended   13 Weeks Ended
(In millions, except per share data)    March 31, 2007    April 1, 2006
-------------------------------------   --------------   --------------
Net sales                                   $456.9           $423.7
Cost of products sold                        161.2            148.2
Gross margin                                 295.7            275.5
Delivery, sales and administrative
  expense                                    257.6            241.2
Re-engineering and impairment charges          2.8              2.1
Gains on disposal of assets                    2.5               --
Operating income                              37.8             32.2
Interest income                                1.1              2.3
Interest expense                              11.8             13.2
Other expense                                  0.9              0.5
Income before income taxes                    26.2             20.8
Provision for income taxes                     6.6              4.8
Net income                                  $ 19.6           $ 16.0
Net income per common share:
Basic earnings per share:                   $ 0.33           $ 0.27
Diluted earnings per share:                 $ 0.32           $ 0.26

                          TUPPERWARE BRANDS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

(Amounts in millions, except per share)

                             13 Weeks    13 Weeks
                               Ended       Ended    Reported   Restated    Foreign
                             March 31,   April 1,       %          %      Exchange
                                2007       2006*    Inc(Dec)   Inc(Dec)    Impact
                             ---------   --------   --------   --------   --------
SALES
  Europe                       178.4      168.8         6         (1)       10.9
  Asia Pacific                  56.6       47.0        20         17         1.3
  TW North America              62.6       56.7        10         12        (1.0)
  Beauty North America         104.2      101.6         2          6        (3.0)
  Beauty Other                  55.1       49.6        11          6         2.5
                               456.9      423.7         8          5        10.7

SEGMENT PROFIT (LOSS)
  Europe                        28.8       29.8        (4)        (9)        1.9
  Asia Pacific                   6.0        3.5        71         55         0.4
  TW North America               1.2       (2.0)        +          +          --
  Beauty North America          13.9       14.5        (5)        --        (0.6)
  Beauty Other                  (3.7)      (4.3)      (16)       (17)       (0.1)
                                46.2       41.5        11          7         1.6
Unallocated expenses            (9.0)      (7.7)       16
Other income                     2.5                              --           +
Re-engineering and
 impairment charges             (2.8)      (2.1)       31
Interest expense, net          (10.7)     (10.9)       (2)
Income before taxes             26.2       20.8        26
Provision for income taxes       6.6        4.8        37
Net income                      19.6       16.0        23
Net income per common
 share (diluted)                0.32       0.26        23
Average number of
 diluted shares                 61.9       61.4

* Prior period data has been reclassified to conform with current year presentation.

                          TUPPERWARE BRANDS CORPORATION
                                 RECONCILIATION

(In millions except per share data)

                                13 Weeks Ended                   13 Weeks Ended
                                March 31, 2007                    April 1, 2006
                        ------------------------------   ------------------------------
                        Reported    Adj's   Excl Adj's   Reported    Adj's   Excl Adj's
                        --------   ------   ----------   --------   ------   ----------
Segment profit (loss)
Europe                   $ 28.8       0.3a   $ 29.1       $ 29.8      0.5a     $ 30.3
Asia Pacific                6.0       0.5a      6.5          3.5      1.0a        4.5
TW North America            1.2       1.2      (2.0)        (2.0)
Beauty North America       13.9       1.5a     15.4         14.5      2.8a       17.3
Beauty Other               (3.7)      1.0a     (2.7)        (4.3)     1.8a       (2.5)
                           46.2       3.3      49.5         41.5      6.1        47.6

Unallocated expenses       (9.0)     (9.0)     (7.7)        (7.7)
Other income                2.5                (2.5)b         --       --         --
Re-eng and impairment
  chgs                     (2.8)      2.8c       --         (2.1)     2.1c         --
Interest expense,
  net                     (10.7)    (10.7)    (10.9)       (10.9)
Income before taxes        26.2       3.6      29.8         20.8      8.2        29.0
Provision for income
  taxes                     6.6       1.1d      7.7          4.8      2.1d        6.9
Net income               $ 19.6    $  2.5    $ 22.1       $ 16.0    $ 6.1      $ 22.1

Net income per
  common share
  (diluted)              $ 0.32    $ 0.04    $ 0.36       $ 0.26    $0.10      $ 0.36

(a)   Amortization of intangibles of acquired beauty units.

(b) Gain related to insurance recovery from 2006 fire at a former manufacturing facility in Tennessee.

(c) Includes $1.8 million related to the relocation of the Company's BeautiControl manufacturing facility, $0.5 million for impairment charges related to facilities in Japan and Philippines, and $0.5 million related to severance costs incurred to reduce headcount in the Company's Australia and Mexico operations. In 2006, primarily related to severance costs incurred to reduce headcount in the Company's Canada, Belgium and Philippines operations.

(d) Provision for income taxes represents the net tax impact of adjusted amounts.

      See note regarding non-GAAP financial measures in the attached press release.

                          TUPPERWARE BRANDS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                       Mar. 31,   Dec. 31,
(In millions)                            2007       2006
------------------------------------   --------   --------
Assets
Cash and cash equivalents              $   74.6   $  102.2
Other current assets                      516.1      484.4
  Total current assets                    590.7      586.6
Property, plant and equipment, net        253.8      256.6
Other assets                              868.1      868.9
  Total assets                         $1,712.6   $1,712.1
Liabilities and Shareholders' Equity
Short-term borrowings and current
 portion of long-term debt                 $1.3   $    0.9
Accounts payable and other current
 liabilities                              390.6      380.7
  Total current liabilities               391.9      381.6
Long-term debt, less current portion      656.2      680.5
Other liabilities                         241.0      249.5
  Total shareholders' equity              423.5      400.5
  Total liabilities and
   shareholders' equity                $1,712.6   $1,712.1

Total Debt to Capital Ratio 61%
Capital is defined as total debt plus shareholders' equity

                          TUPPERWARE BRANDS CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                 13 weeks ended   13 weeks ended
                                                     Mar 31,         April 1,
(In millions)                                         2007             2006
----------------------------------------------   --------------   --------------
OPERATING ACTIVITIES
  Net cash provided by operating activities          $  8.3          $   4.2
INVESTING ACTIVITIES
  Capital expenditures                                (10.3)           (12.4)
  Purchase of international beauty businesses            --            (79.8)
  Proceeds from disposal of property, plant &
    equipment                                           0.8              0.7
    Net cash used in investing activities              (9.5)           (91.5)
FINANCING ACTIVITIES
  Dividend payments to shareholders                   (13.3)           (13.3)
  Net change in debt                                  (24.9)           (10.7)
  Other, net                                           10.6              3.1
    Net cash used in financing
     activities                                       (27.6)           (20.9)
Effect of exchange rate changes on cash and
  cash equivalents                                      1.2              0.9
Net change in cash and cash equivalents               (27.6)          (107.3)
Cash and cash equivalents at beginning of year        102.2            181.5
Cash and cash equivalents at end of period           $ 74.6          $  74.2

                          TUPPERWARE BRANDS CORPORATION
                            SUPPLEMENTAL INFORMATION
                       First Quarter Ended March 31, 2007

Sales Force Statistics (a):

Segment                AVG. ACTIVE   % CHG.     TOTAL     % CHG.
--------------------   -----------   ------   ---------   ------
Europe                   108,685       (5)      389,599     13
Asia Pacific              33,124        9       242,577     (7)
TW North America          64,688        2       227,372     (9)
Tupperware               206,497       (1)      859,548      1
Beauty North America     304,802        9       557,738     11
Beauty Other             216,504       (6)      486,431     (4)
Total                    727,803        1     1,903,717      2

(a)  As collected by the Company and provided by distributors and sales force.

SOURCE Tupperware Brands

-0-                             04/25/2007
/CONTACT: Jane Garrard of Tupperware Brands, +1-407-826-4522/
/Web site: http://www.tupperware.com /